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UNITED STATES
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 3, 1996

      JAYARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                                             0-3255
(State or other jurisdiction of incorporation)  (Commission File Number)

        13-1863419
(IRS Employer Identification No.)

Post Office Box 741528, Houston, Texas 77274
(Address of principal executive offices ) (Zip Code)

                  (713) 783-9184
(Registrant's telephone number, including area code)


(Former name,  former address and fiscal year,  if changed since last report.)

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Item 5. Other Events

The Registrant has abandoned its investment in, and written off its advances to LCL International Traders, Inc. ("LCL") and, as a result, has recorded a pre-tax charge of approximately $4.5 million in the quarter and nine-month periods ended January 31, 1996. The Registrant has abandoned its investment in LCL due to the rapid and significant deterioration in the LCL business, and LCL's inability to secure continuing financing with its lending institution.

This filing amends the Registrant's 8-K and 8-K/A1 each dated June 27, 1995. Because the investment has been abandoned, no financial data concerning this investment will be submitted.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


JAYARK CORPORATION

Registrant

                                                           Date: May 3, 1996

        David L. Koffman, President
        Chairman of the Board

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